SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) January 1, 2006
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                                       FNB Corp.
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             (Exact Name of Registrant as Specified in its Charter)


            North Carolina             0-13823             56-1456589
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      (State or Other Jurisdiction   (Commission File    (IRS Employer
          of Incorporation)             Number)         Identification No.)


                101 Sunset Avenue, Asheboro, North Carolina 27203
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)
    under the  Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

         Effective as of January 1, 2006, FNB Corp., a North Carolina corporation and registered bank holding company (the "Company"), entered into a new employment agreement with Michael C. Miller pursuant to which Mr. Miller will continue to be employed as chief executive officer and president of the Company and its principal subsidiary, First National Bank and Trust Company ("First National"). The employment agreement supersedes in its entirety the prior employment agreement between First National and Mr. Miller dated December 27, 1995.

         The employment agreement has an annually renewing three-year term, unless the Company notifies Mr. Miller of its intent not to extend the term. In any event, the employment agreement will not extend beyond December 31 of the year in which Mr. Miller attains age 65. The employment agreement provides for an annual base salary, subject to annual review, in an amount not less than Mr. Miller's base salary as of January 1, 2006, which was $300,000, participation in all of the Company's compensation and other benefit plans and programs, and various perquisites, including club memberships, vacation, and use of an automobile, all as are set forth in the employment agreement.

         The employment agreement provides that it may be terminated by the Company with cause or as a result of Mr. Miller's death or disability. If terminated for cause, Mr. Miller would be entitled to receive only his base salary through the date of termination and the amount of any compensation previously deferred. If the agreement is terminated due to Mr. Miller's death, the Company will pay to his designated beneficiary or legal representative his then base salary through the last day of the calendar month in which the death occurs and a prorated bonus for the year of death based on his performance during the immediately preceding year. In the event of Mr. Miller's disability, he would continue to receive his then annual base salary for the otherwise remaining term of the agreement, less any disability payments to him from any disability plan of the Company or First National. Mr. Miller may terminate the agreement without good reason upon 60 days' notice to the Company. If he does so, the Company may cause the termination to be effective at any time during the notice period and Mr. Miller will be entitled to receive only his base salary and the other benefits of the agreement through the date of termination.

         The employment agreement provides that if Mr. Miller's employment is terminated by the Company other than for cause or by Mr. Miller with good reason, then the Company will (a) continue Mr. Miller's then annual salary through the end of the otherwise remaining term of the agreement, (b) pay to Mr. Miller for the year of termination and for each subsequent calendar year or partial year through the end of the then current term of the agreement an amount (prorated in the case of any partial year) equal to the average of the bonuses paid to him for the three calendar years immediately preceding the year of termination, and (c) pay to Mr. Miller the amount of any compensation previously deferred by him. All stock options and restricted stock awards granted to Mr. Miller and outstanding at the date of termination (other than those under which vesting is performance-based or is dependent upon the satisfaction of conditions other than continued employment) will immediately and fully vest and Mr. Miller will have up to three years to exercise such outstanding options following the date of termination but not beyond their specified term. In addition, the Company will continue to provide Mr. Miller with group health, disability and life insurance benefits, or their economic equivalent, until the first to occur of: (i) Mr. Miller's return to employment with the Company, First National or another employer, (ii) December 31 of the year in which Mr. Miller reaches age 65, (iii) Mr. Miller's death, (iv) the end of the term otherwise remaining under the agreement, or (v) December 31 of the second calendar year following the year in which Mr. Miller's employment is terminated.

         If a change in control (as defined in the employment agreement occurs) and Mr. Miller's employment is terminated by the Company other than for cause or by Mr. Miller with good reason within 24 months after the change in control, then Mr. Miller will be entitled, in lieu of the above severance payments, to a lump sum payment, payable on the date six months after termination of employment, equal to 2.99 multiplied by Mr. Miller's average annual cash compensation for the five fiscal years immediately preceding the change in control. In addition, the Company will continue to provide Mr. Miller with group health, disability and life insurance benefits, or their economic equivalent, until the first to occur of: (i) Mr. Miller's return to employment with the Company, First National or another employer, (ii) December 31 of the year in which Mr. Miller reaches age 65, (iii) Mr. Miller's death, (iv) the end of the term otherwise remaining under the agreement, or (v) December 31 of the second calendar year following the year in which Mr. Miller's employment is terminated. The Company will also cause Mr. Miller to become fully vested in all plans in which he participated that do not address the effect of a change in control. In the event that payments related to a change in control are subject to the excise tax under Section 4999 of the Internal Revenue Code, the Company will provide Mr. Miller with an additional amount sufficient to enable Mr. Miller to retain the full amount of his change in control benefits as if the excise tax had not applied.

         The employment agreement contains confidentiality provisions as well as provisions prohibiting Mr. Miller from competing with the Company or First National during and for a period of time following his employment with the Company and First National.

         The employment agreement described above is attached as Exhibit 10 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibits:

10 Employment Agreement dated as of January 1, 2006, by and among FNB Corp., First National Bank and Trust Company and Michael C. Miller.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FNB CORP.

Date: January 6, 2006                    By  /s/ Jerry A. Little
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                                               Jerry A. Little
                                               Secretary and Treasurer